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EXHIBIT 24(b) 10

Law Offices
Drinker Biddle & Reath LLP
Philadelphia National Bank Building
1345 Chestnut Street
Philadelphia, PA 19107-3496
Telephone:  215-988-2700
Fax: 215-988-2757

February 25, 1998

The Stratton Funds, Inc.
610 W. Germantown Pike
Suite 300
Plymouth Meeting, PA 19462-1050

  RE:  THE STRATTON FUNDS, INC.
       POST-EFFECTIVE AMENDMENT NO. 8 TO THE
       REGISTRATION STATEMENT OF FORM N-1A  (NO.  33-57166)
       ----------------------------------------------------

Ladies and Gentlemen:

  We have acted as counsel for The Stratton Funds, Inc., a Maryland corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission of Post-Effective Amendment No. 8 to the Company's Registration Statement under the Securities Act of 1933, as amended (the "Registration Statement").

  The Company is an open-end investment company authorized to issue a total of 1,000,000,000 shares ("Shares") of common stock, par value $.001 per share. The Board of Directors of the Company has the power to designate one or more classes ("Funds") of Shares. The Board of Directors have previously authorized the issuance of Shares in two Funds as follows:

                                         NUMBER OF SHARES OF
       NAME OF FUND                      COMMON STOCK ALLOCATED
       ------------                      ----------------------

  Stratton Small-Cap Yield Fund          200,000,000
  Stratton Special Value Fund            200,000,000

  We have reviewed the Company's Articles of Incorporation, its by-laws, resolutions adopted by its Board of Directors and holders of its Shares, and such other legal and factual matters as we have deemed appropriate. We assume that the Shares have been or will be issued against payment therefor pursuant to and for the consideration provided for in the Company's Registration Statement, and that the number of outstanding Shares has not and will not exceed the number of Shares authorized for the particular class or series.

  This opinion is based exclusively on the Maryland General Corporation Law and the federal law of the United States of America.

  Based upon the foregoing, it is our opinion that all of the Shares issued by the Company since January 1, 1997 that were not included in our opinion dated February 26, 1997, were validly issued, fully paid and non-assessable by the Company, and further, that the Shares issued after the date hereof pursuant to and for the consideration provided for in the Registration Statement will be, when so issued, validly issued, fully paid and non-assessable by the Company.

  We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to Post-Effective Amendment No. 8 to the Company's Registration Statement.

                    Very truly yours,


                    /s/Drinker Biddle & Reath LLP
                    DRINKER BIDDLE & REATH LLP